Exhibit 8.1

LIST OF SUBSIDIARIES

Name of Subsidiary	Jurisdiction of Organization	Percentage of Ownership
Turbo Energy Solutions S.L.U. (former name: IM2 Proyecto 35 S.L.U.)	Kingdom of Spain	100%